Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 10, 2002 relating to the financial statements of CIENA Corporation, which appears in CIENA Corporation’s Annual Report on Form 10-K for the year ended October 31, 2002.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
January 7, 2002